 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2022

StHealth Capital Investment Corporation

(Exact name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	814-01137 (Commission File Number)	47-1709055 (IRS Employer Identification No.)
5050 Quorum Drive, Suite 700 #9629 Dallas, TX 75254

Registrant’s telephone number, including area code: (212) 671-0078

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	N/A	Not registered on any exchange at this time
Preferred Stock, par value $0.001 per share	N/A	Not registered on any exchange at this time

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective October 26, 2022, the Board of Directors (the “Board”) of StHealth Capital Investment Corporation (the “Company” or the “Registrant”) appointed Dr. Glenn Metts as Chief Executive Officer and Dr. Joyce Ann Campbell as Chief Financial Officer. Dr. Metts is the majority owner of BizWorx VI LLC, a business, financial and accounting consultancy. In addition to BizWorx, Dr. Metts founded eight small businesses in diverse fields including manufacturing, mechanical contracting, intellectual property, and commercial real estate. Dr. Metts currently serves as Professor of Decision Science at the University of the Virgin Islands in addition to his other professional activities. Dr. Metts holds a Baccalaureate in finance and accounting, Masters of Business in operations management, a PhD in manufacturing management and engineering and is a Certified Public Accountant. Dr. Campbell is currently a business and financial consultant with BizWorx VI LLC, the Executive Vice President of Finance and Administration for AeroMD, a Caribbean based air ambulance company, and for the previous seven years, a Visiting Professor of Finance at the University of the Virgin Islands. Dr. Campbell holds an MBA in finance and a PhD in Creative Leadership for Innovation and Change and a graduate certificate in Organization Development. The Registrant executed a written agreement with BizWorx VI LLC for payment for services performed by Drs. Metts and Campbell in their roles as Chief Executive Officer and Chief Financial Officer respectively.

Item 8.01. Other Events

Delay in Financial Statements

Due to a delay in completing the audit of the financial statements of the Company for the fiscal year ended December 31, 2021, the Company has not been able to issue its Annual Report on Form 10-K for the same period as well as Quarterly Reports on Form 10-Q for subsequent periods. The Company is working diligently to resolve these matters and bring the financials current.

During the second quarter of 2022, the Company engaged a third-party consulting firm to perform a comprehensive review of expense reimbursements made to affiliated entities of StHealth Capital Advisors, LLC (the “Adviser”) for periods beginning March 2018. The review has determined that adjustments, in favor of the Company, are necessary for the fiscal years ending December 31, 2019, 2020, and 2021. The Adviser collaborated with the review and has repaid all amounts determined to date to be due to the Company.

Since these adjustments relate to previous fiscal years, the Company in coordination with its auditor is discussing the materiality of these adjustments to determine whether restatements of financial statements for the fiscal years ended December 31, 2019 and 2020 are necessary and how best to reflect such adjustments in the financial statements for the fiscal year ended December 31, 2021.

The Company is working diligently to resolve these matters and bring the financials current.

Approval of Liquidation of the Company Subject to Stockholder Approval

The Board assessed the options available to the Company going forward including but not limited to continuing as a Business Development Company (BDC) under the Investment Company Act of 1940, liquidation of the Company, and merger or consolidation of the Company by another entity. After careful consideration of the potential benefits and drawbacks of each of those options including but not limited to the Company’s limited assets for investment, the expenses associated with operating the Company and the expenses associated with regulatory compliance, effective October 26, 2022, a majority of the Board, including all the Independent Directors, approved the Company’s liquidation, subject to stockholder approval which will be sought by proxy statement.

The proposal will be submitted to stockholders at a meeting to be held at a date to be determined following the completion of the financial statements. The proxy for the meeting will also include proposals to re-elect the Company’s directors and ratify the appointment of the Company’s auditor. Financial statements will precede or accompany such proxy statement seeking stockholder approval of this or any other proposal.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to the future performance and operation of the Company. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings the Company makes with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2022

StHealth Capital Investment Corporation

By:

/s/ Glenn Metts

Name: Glenn Metts

Title: Chief Executive Officer